SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant X

Filed by a Party other than the Registrant

Check the appropriate box:

         Preliminary Proxy Statement

         Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
X        Definitive Proxy Statement
         Definitive Additional Materials
         Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          AMBANC HOLDING CO., INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 X       No fee required.
         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
                  (set forth the amount on which the filing fee is calculated and state how it was determined)

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

                  Fee paid previously with preliminary materials.

                  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                                                                  April 30, 1999


Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of Ambanc Holding Co., Inc. (the "Company"), we cordially invite you to attend the Annual Meeting of Stockholders of the Company. The meeting will be held at 10:00 a.m., New York time, on Friday, May 28, 1999 at the Best Western Hotel, located at 10 Market Street, Amsterdam, New York. At the meeting we will report on the Company's operations and outlook for the year ahead.

     An important aspect of the annual meeting process is the annual stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process.

     We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

     Your Board of Directors and management are committed to the success of Ambanc Holding Co., Inc., and the enhancement of your investment. As President and Chief Executive Officer, I want to express my appreciation for your confidence and support.

                                          Very truly yours,


                                          /s/ John M. Lisicki

                                          JOHN M. LISICKI
                                          President and Chief Executive Officer

                            AMBANC HOLDING CO., INC.
                               11 Division Street
                         Amsterdam, New York 12010-4303
                                 (518) 842-7200

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 28, 1999

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Ambanc Holding Co., Inc. (the "Company") will be held at the Best Western Hotel, located at 10 Market Street, Amsterdam, New York, on Friday, May 28, 1999, at 10:00 a.m., New York time.

     A proxy card and a proxy statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     I. The election of five directors of the Company;

     II. The ratification of the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 1999; and

such other matters as may properly come before the Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on April 15, 1999 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by stockholders at the offices of the Company during the ten days prior to the Meeting, as well as at the Meeting.

     You are requested to complete, sign and date the enclosed form of proxy which is solicited on behalf of the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person or otherwise properly revoke the proxy.

                                           By Order of the Board of Directors


                                           /s/ Robert Kelly

                                           Robert Kelly
                                           Secretary

Amsterdam, New York
April 30, 1999


     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                            AMBANC HOLDING CO., INC.
                               11 Division Street
                         Amsterdam, New York 12010-4303
                                 (518) 842-7200
                              --------------------

                                 PROXY STATEMENT
                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 1999
                              --------------------


     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Ambanc Holding Co., Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), to be held at the Best Western Hotel, located at 10 Market Street, Amsterdam, New York, on Friday, May 28, 1999, at 10:00 a.m., New York time, and all adjournments or postponements of the Meeting. The accompanying Notice of Meeting and form of proxy and this Proxy Statement are first being mailed to stockholders on or about April 30, 1999. Certain of the information provided herein relates to Mohawk Community Bank (the "Bank"), a wholly owned subsidiary of the Company.

     At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of five directors of the Company and the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

Proxies and Proxy Solicitation

     All shares of the Company's common stock represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted "FOR" the election of the director nominees named in this proxy statement and "FOR" the ratification of the appointment of KPMG LLP. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     Any proxy given pursuant to this solicitation or otherwise may be revoked by the stockholder giving it at any time before it is voted by delivering to the Secretary of the Company at the above address, on or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of common stock or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy.

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitation by mail, directors, officers and employees of the Company and the Bank may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

Voting Rights; Vote Required

     Stockholders of record as of the close of business on April 15, 1999 (the "Voting Record Date") will be entitled to one vote on each matter presented for a vote at the Meeting for each share of common stock then held. Such vote may be exercised in person or by a properly executed proxy as discussed above. Directors will be elected by a plurality of the votes cast in person or by proxy at the Meeting. Approval of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 requires the affirmative vote of the majority of the votes cast in person or by proxy at the Meeting. The presence in person or representation by proxy of at least one-third of the outstanding shares of the common stock will constitute a quorum for purposes of the Meeting.

     With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Abstentions on the proposal to ratify KPMG LLP as the Company's independent auditors will have the effect of a negative vote. A broker non-vote (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons as to certain proposals on which such beneficial owners or persons are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary power to vote without such instructions) will have no effect on the election of directors or ratification of the appointment of the auditors. Brokers who do not receive instructions are entitled to vote on the election of directors and the ratification of the appointment of the auditors.

Voting Securities and Principal Holders Thereof

     As of the Voting Record Date, the Company had 5,349,337 shares of common stock issued and outstanding. The following table sets forth, as of the Voting Record Date, information regarding share ownership by: (i) the persons or entities known by management to beneficially own more than five percent of the Company's common stock; (ii) each person who served as Chief Executive Officer of the Company during fiscal 1998; and (iii) all nominees for election as director, directors whose terms of office extend beyond the date of the Meeting and executive officers of the Company and the Bank, as a group. See "Proposal I -Election of Directors" for information regarding share ownership by the individual director nominees and directors continuing in office. An asterisk (*) denotes beneficial ownership of less than one percent of the outstanding shares of common stock of the Company.


                                                         Shares Beneficially        Percent of
                Beneficial Owners                               Owned                 Class
-------------------------------------------------        -------------------        ----------

Ambanc Holding Co., Inc.                                       433,780(1)               8.11%
Employee Stock Ownership Plan
11 Division Street
Amsterdam, New York  12010

Jewelcor Management, Inc., et al.                              307,671(2)               5.75
100 N. Wilkes-Barre Boulevard
Wilkes-Barre, Pennsylvania 18702

Wellington Management Company, LLP                             289,180(3)               5.41
75 State Street
Boston, Massachusetts 02109
                    and
First Financial Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, New Jersey 07102-4077

John M. Lisicki                                                 62,127(4)(5)            1.15

Lauren T. Barnett                                               39,697(4)(6)            *

Robert J. Brittain                                              84,094(4)(7)            1.56


Director nominees, directors continuing in office              700,761(8)              12.71
and executive officers of the Company and the Bank
as a group (19 persons)

--------------


     (1) The amount reported represents shares of common stock held by the Ambanc Holding Co., Inc. Employee Stock Ownership Plan (the "ESOP"). As of the Voting Record Date, 103,525 shares of common stock under the ESOP had been allocated to accounts of participants. First Bankers Trust Company, N.A., Quincy, Illinois, as the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to the accounts of participants or which have been allocated but are not voted by the participants. Participants in the ESOP have the right to direct the voting of shares allocated to their accounts. Unallocated shares held by the ESOP are voted by the plan trustee in the same manner that the plan trustee is directed to vote by the majority of the plan participants who directed the plan trustee as to the manner of voting the shares allocated to their plan accounts.

     (2) As reported by Jewelcor Management, Inc. ("JMI") and the other members of a group formed with JMI under Section 13(d) of the Securities Exchange Act of 1934 (the "Group") on a Schedule 13D filed with the Securities and Exchange Commission (the "SEC") on December 2, 1998. JMI reported sole voting and dispositive power over 300,440 shares. Seymour Holtzman, a director of the Company and a member of the Group, is Chairman of the Board and Chief Executive Officer of JMI and


                                        3




          Jewelcor Inc., the sole stockholder of JMI ("Jewelcor"). Jewelcor is a wholly owned subsidiary of S.H. Holdings, Inc. Mr. Holtzman and his wife, also a member of the Group, own as tenants by the entireties a majority interest in S.H. Holdings, Inc. and Mr. Holtzman is Chairman and President of S.H. Holdings, Inc. The members of the Group other than JMI reported beneficial ownership as follows: Mr. Holtzman: shared voting and dispositive power over 3,467 shares; Mr. Holtzman's wife: none; Allison Holtzman Garcia, Mr. Holtzman's daughter: sole voting and dispositive power over 1,535 shares; Custodial Account f/b/o Allison Holtzman Garcia ("AHG Custodial Account"): sole voting and dispositive power over 1,374 shares; Trust f/b/o Steven Holtzman, Mr. Holtzman's son ("SH Trust"): sole voting and dispositive power over 160 shares; Custodial Account f/b/o Olivia Garcia, Mr. Holtzman's granddaughter ("OG Custodial Account"): sole voting and dispositive power over 160 shares; Custodial Account f/b/o Chelsea Holtzman, Mr. Holtzman's other granddaughter ("CH Custodial Account"): sole voting and dispositive power over 535 shares; S.H. Holdings, Inc.: none;
          Jewelcor: none. Mr. Holtzman is the custodian for the OG Custodial Account. Mr. Holtzman's wife is the custodian for the AHG and CH Custodial Accounts. Mr. Holtzman's brother-in-law is the trustee of the SH Trust.

(3) As reported by Wellington Management Company, LLP ("Wellington") and its investment advisory client, First Financial Fund, Inc. ("First Financial"), as of December 31, 1998 on amendments to Schedule 13Gs filed with the SEC. Wellington reported that it had shared dispositive power as to all of the shares listed and First Financial reported that it had sole voting and shared dispositive powers as to all of the shares listed.

(4) Included in the shares listed for Messrs. Lisicki, Barnett and Brittain are options to purchase shares of common stock, which are currently exercisable or which will become exercisable within 60 days of the Voting Record Date, as follows: Mr. Lisicki - 38,913 shares, Mr. Barnett - 9,028 shares; and Mr. Brittain - 50,156 shares.

(5) Mr. Lisicki shares voting and dispositive powers over 6,261 shares held by his wife.

(6) Includes 6,100 shares of restricted common stock over which Mr. Barnett has no dispositive power.

(7) Includes 20,333 shares of restricted common stock over which Mr. Brittain has no dispositive power.

(8) This amount includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members' families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers. This amount also includes options to purchase 165,878 shares of common stock granted to group members which are currently exercisable or which will become exercisable within 60 days of the Voting Record
          Date. In addition, this amount includes the 307,671 shares owned by Mr. Holtzman and the other members of his group described in footnote
          (2).

                       PROPOSAL I -- ELECTION OF DIRECTORS

     Approximately one-third of the Company's directors are elected annually to serve for a three-year term or until their respective successors are elected and qualified. The Company's Board of Directors is currently comprised of 17 directors, with seven directors in one class, whose terms will expire on the date of the Meeting, and five directors in each of two other classes, with terms that will expire in 2000 and 2001, respectively. Effective upon commencement of the Meeting, the number of directors will be reduced to 15, and the Board will be divided into three classes with five directorships in each class. Accordingly, stockholders will elect five directors at the Meeting (and at each succeeding annual meeting) and may not vote for more than five persons for election as directors. Three of the current directors whose terms will expire this year, Paul W. Baker, Robert J. Dunning, D.D.S. and Carl A. Schmidt, Jr., are retiring from the Board and have therefore not been renominated. The Company wishes to express its sincere gratitude for the years of dedicated service and guidance provided by Directors Baker, Dunning and Schmidt.

     The following table sets forth certain information, as of the Voting Record Date, regarding each nominee for director and each current director whose term of office extends beyond the date of the Meeting. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting "FOR" the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted "FOR" the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve if elected. Except as disclosed herein, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding shares of common stock of the Company.


                                                                                                    Shares of
                                                                                                   common stock
                                                                          Director   Term to      Beneficially      Percent
         Name              Age   Position(s) Held in the Company          Since(1)    Expire        Owned(2)       of Class
---------------------      ---   -------------------------------          --------   --------     -------------    --------
                                                          NOMINEES

James J. Bettini, Sr.       44   Director                                    1998       2002            600           *
Seymour Holtzman            63   Director                                    1999       2002        307,671(3)        5.75%
Allan R. Lyons              58   Director                                    1999       2002              0           *
Charles E. Wright           56   Director                                    1998       2002            700(4)        *
William L. Petrosino        40   Nominee                                      ---       2002         54,298           1.02

                                               DIRECTORS CONTINUING IN OFFICE

Lauren T. Barnett           74   Chairman of the Board                       1966       2001         39,697(5)        *
Daniel J. Greco             71   Director                                    1998       2001         17,848           *
John M. Lisicki             52   President and Chief Executive Officer       1998       2001         62,127(6)        1.15
Charles S. Pedersen         73   Director                                    1977       2001         19,662(5)(7)     *
John A. Tesiero, Jr.        71   Director                                    1998       2001         26,942(8)        *
John J. Daly                58   Director                                    1988       2000         23,883(5)(9)     *
Lionel H. Fallows           79   Director                                    1981       2000         20,536(5)(10)    *
Marvin R. LeRoy, Jr.        38   Director                                    1996       2000         10,048(5)(11)    *
Ronald S. Tecler            60   Director                                    1998       2000         29,085           *
William A. Wilde, Jr.       81   Director                                    1966       2000         18,162(5)        *

---------------

(1)  Includes service as a director of the Bank.
(2) The nature of beneficial ownership for shares reported in this column is sole voting and dispositive power, except as otherwise noted in these footnotes. Included in the shares beneficially owned by the named individuals are options to purchase shares of common stock, which are currently exercisable or which will become exercisable within 60 days of


                                        5


     the Voting Record Date, as follows: Mr.Lisicki - 38,913 shares; Messrs. Greco, Tecler and Tesiero - 7,782 shares; and Messrs. Barnett, Daly, Fallows, LeRoy, Pedersen and Wilde - 9,028 shares.
(3) For detailed information regarding Mr. Holtzman's ownership, see footnote 2 to the table under "Voting Securities and Principal Holders Thereof."
(4) The director shares voting and dispositive powers over such shares with his wife.
(5) Includes 6,100 shares of restricted common stock over which such individual has no dispositive power.
(6) The director shares voting and dispositive powers over 6,261 shares with his wife.
(7) The director shares voting and dispositive powers over 2,500 shares with his wife.
(8) The director shares voting and dispositive powers over 2,681 shares with his wife.
(9) The director shares voting and dispositive powers over 1,391 shares with his wife.
(10) The director shares voting and dispositive powers over 3,374 shares with his wife.
(11) The director shares voting and dispositive powers over 1,000 shares with his wife.


         The business experience for at least the past five years of each nominee and director continuing in office is set forth below.

     James J. Bettini, Sr. Mr. Bettini is Executive Vice President of Operations of Farm Family Holding Co., parent company of Farm Family Insurance, where he has been employed since 1979. He is past president of the Albany Association of Chartered Property and Casualty Underwriters, and served on the Amsterdam City Zoning Board of Appeals and the Amsterdam Golf Commission.

     Seymour Holtzman. Since 1990, Mr. Holtzman has served as Chairman and Chief Executive Officer of each of the following companies: Jewelcor Management & Consulting, Inc., a management and consulting firm in Wilkes-Barre, Pennsylvania; C.D. Peacock, Inc., a jewelry company based in Chicago, Illinois; Central European Capital Investors, Inc., an investment company operating in eastern Europe; and S.A. Peck & Co., a mail order jewelry company based in Chicago, Illinois. Mr. Holtzman has over 35 years of management experience, and has been an investor in the banking and thrift industries since 1972. A philanthropist, Mr. Holtzman has been honored as "Humanitarian of the Year" by the Cardinal Cushing School and Training Center in Boston, Massachusetts and "Man of the Year" by the B'nai B'rith Youth Services.

     Allan R. Lyons. Mr. Lyons is Chairman of the Board and Chief Executive Officer of Piaker & Lyons, Vestal, New York. Mr. Lyons has worked for Piaker & Lyons since 1964, and became an executive of the firm in 1968. He is the Chairman of the firm's personal financial planning committee and executive committee. Mr. Lyons is a member of the American Institute of CPAs, the New York State Society of CPAs, and the International Association for Financial Planning. He is on the board of advisors of the Binghamton University School of Management, is a treasurer and trustee of United Health Services, and serves on the endowment committee of the United Jewish Appeal of Broome County, and on the Harpur Form. Mr. Lyons is a director of Officeland, Inc. and Franklin Credit Management Corporation.

     Charles E. Wright. Since 1976, Mr. Wright has been President of W.W. Custom Clad, Inc., Canajoharie, New York, a metal finishing shop specializing in powder coatings. Prior to that time, Mr. Wright was a sales representative for the Industrial Coatings Division of Schenectady International in the New York and New England regions and a teacher and vocational guidance counselor at Canajoharie High School. Mr. Wright is a trustee of the Arkell Hall Foundation in Canajoharie and the Foundation of St. Mary's Hospital in Amsterdam.

     William L. Petrosino. Mr. Petrosino is a longtime local businessman in the wholesale beverage industry, operating beverage companies in the Amsterdam, South Glens Falls and Schenectady, New York areas. He also owns and operates warehouse rental space in Montgomery and Fulton Counties, as well as residential rental properties in the Amsterdam area. Mr. Petrosino serves as the Chairman of the Board of Directors of the Fulton-Montgomery-Schoharie Private Industry Council, and of the Workforce Development Board. In addition, Mr. Petrosino serves as Chairman of the Amsterdam City Planning Board, and is on the boards of directors of the Montgomery County Economic Development Zone and Amsterdam Memorial Hospital.

     Lauren T. Barnett. Mr. Barnett became Chairman of the Board of the Company in 1998. Mr. Barnett served as Interim President and Chief Executive Officer of the Company and the Bank from July 1, 1998 until the Company's merger with AFSALA Bancorp, Inc. ("AFSALA") on November 16, 1998. Since 1957, Mr. Barnett has been the President of Barnett Agency, Inc., an insurance agency located in Amsterdam, New York. Mr. Barnett is also a licensed real estate broker.


     Dr. Daniel J. Greco. Dr. Greco became a director of the Company and the Bank following the merger with AFSALA. Prior to the merger, Dr. Greco had been a director of Amsterdam Federal Bank, a subsidiary of AFSALA, since 1980, and a director of AFSALA since its formation in 1996. Dr. Greco is a former school teacher and the retired superintendent of the Greater Amsterdam School District. Dr. Greco serves on the Board of Directors of the Amsterdam Memorial Hospital and Industries for Amsterdam, Inc. and is active in the Rotary Club, the Elks Club, and the Boy Scouts of America.

     John M. Lisicki. Mr. Lisicki became President and Chief Executive Officer of the Company and the Bank upon consummation of the merger with AFSALA. Prior to the merger, Mr. Lisicki had served as President and Chief Executive Officer of Amsterdam Federal Bank since 1983 and as President and Chief Executive Officer of AFSALA since 1996. Mr. Lisicki is a current member, Treasurer and past Chairman of the Board of Trustees of Amsterdam Memorial Hospital, a member of the Board and former President of Industries for Amsterdam, a member of the Board and former Vice President of the Amsterdam Free Library, a member of the Board of the Sarah J. Sanford Home for Elderly Women, former President of the Foundation of Liberty Enterprises, as well as a member of its Board of Directors, and a former board member of Hospice Foundation, the Amsterdam City Center and the Advisory Board of St. Mary's Hospital.

     Charles S.  Pedersen.  Since 1985, Mr.  Pedersen has been a  manufacturers'
representative  for  various   international   fiberglass  and  related  product
companies. Mr. Pedersen's office is located in Amsterdam, New York.

     John A. Tesiero, Jr. Mr. Tesiero became a director of the Company and the Bank following the merger with AFSALA. Prior to the Merger, Mr. Tesiero had served as a director of Amsterdam Federal Bank since 1994 and of AFSALA since 1996. Mr. Tesiero is the sole owner and President and Chief Executive Officer of Cranesville Block Co., Inc., a construction supply business selling ready mix concrete, concrete block, sand, gravel and stone, located in Amsterdam, New York.

     John J. Daly. Mr. Daly is the Vice President and was a former owner of Alpin Haus, Inc., a retail company located in Amsterdam, New York, which specializes in the sale of recreational vehicles. Mr. Daly has been associated with Alpin Haus since 1963.

     Lieutenant Colonel Lionel H. Fallows. Lieutenant Colonel Fallows is a retired logistics manager, Stratton Air National Guard Base, Schenectady, New York and Deputy Group Commander, 109th Military Airlift Group, New York Air National Guard. Lieutenant Colonel Fallows retired in 1980.

     Marvin R. LeRoy, Jr. Mr. LeRoy is Executive Director of the Alzheimer's Association, Northeastern New York Chapter and is also Town/County Supervisor for Saratoga County representing the Town of Clifton Park. Previously, he has served as Development Officer for Skidmore College in Saratoga Springs, Executive Director of the Kenwood Child Development Center in Albany, Executive Director of the Amsterdam City Center (YMCA) and served as Executive Director of the Montgomery County Youth Bureau, Planning Officer for the Montgomery County Planning Department, and Director of the Montgomery County Veterans Services. Mr. LeRoy is also active in the community, having served on over 25 boards and councils throughout the Capital District.

     Dr. Ronald S. Tecler. Dr. Tecler became a director of the Company and the Bank following the merger with AFSALA. Prior to the merger, Dr. Tecler had been a director of Amsterdam Federal Bank since 1994 and a director of AFSALA since 1996. Dr. Tecler is the majority stockholder of a professional corporation engaged in the practice of dentistry in Amsterdam, New York and has practiced dentistry since 1971. Dr. Tecler is the Chairman of the Board of the Amsterdam Urban Renewal Agency, a board member of Industries for Amsterdam, Inc., the Vice President of the Twin Rivers Boy Scouts Council, and is active in the Amsterdam Rotary Club and the St. Mary's Hospital of Amsterdam Foundation.

     William A. Wilde, Jr. Mr. Wilde is a retired Vice President of Operations for Amsterdam Printing and Litho Corp., located in Amsterdam, New York. Mr. Wilde retired in 1983.

Meetings and Committees of the Boards of Directors

     Meetings and Committees of the Company. Meetings of the Company's Board of Directors are generally held on a monthly basis. For the year ended December 31, 1998, the Board of Directors met 13 times. During 1998, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings held while he was a director and the total number of meetings held by the committees of the Board of Directors on which he served during the period in which he served.

     The Board of Directors of the Company has standing Audit, Compensation and Nominating Committees.

     The Company's Audit Committee is responsible for the review of the Company's annual audit report prepared by the Company's independent auditors. The review includes a detailed discussion with the independent auditors and recommendation to the full Board concerning any action to be taken regarding the audit. Directors Pedersen (Chairman), Baker, Daly LeRoy, Fallows and Tecler serve on this Committee. The Audit Committee met three times during 1998.

     The Company's Compensation and Benefits Committee is currently comprised of Directors Schmidt (Chairman), Baker, Barnett, Bettini, Daly, Pedersen, Tesiero and Wilde. (As noted above, Directors Schmidt and Baker will retire as directors upon the expiration of their terms at the Meeting.) The Compensation and Benefits Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies as well as administering the Company's 1997 Stock Option and Incentive Plan (the "Stock Option Plan") and Recognition and Retention Plan (the "RRP"). This committee met 15 times during 1998.

     The Company's Nominating Committee, consisting of the entire Board of Directors, reviews the terms of the directors and makes nominations for directors to be voted on by stockholders. The Nominating Committee generally meets once a year. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with the notice procedures set forth in the Company's Bylaws. Pursuant to the Company's Bylaws, nominations by stockholders must be delivered in writing to the Secretary of the Company at least 30 days prior to the date of the annual meeting, except that if less than 40 days' notice of the date of the meeting is given or made to stockholders, nominations must be delivered no later than the close of business on the tenth day following the day on which notice of the meeting was mailed. The Nominating Committee met twice in 1999 for the purpose of making nominations for directors to be voted on by stockholders at the Meeting.

     Meetings and Committees of the Bank. The Bank's Board of Directors meets at least monthly and held 17 meetings during the year ended December 31, 1998. During 1998, no incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings held while he was a director and the total number of meetings held by the committees of the Board of Directors on which he served during the period in which he served.

Director Compensation

     Directors of the Company did not receive any remuneration during 1998 for service on the Company's Board of Directors or any committees of the Company's Board of Directors. Each non-employee director of the Bank, however, received during 1998 an annual fee of $13,800 in cash for service on the Board of Directors of the Bank. Non-employee directors serving on the Bank's Executive, Audit, Personnel and Strategic Planning Committees also received during 1998 $200 in cash for each committee meeting attended. Each director of the Company also currently serves as a director of the Bank, except Directors Holtzman and Lyons. Following the Meeting, if elected, Directors Holtzman and Lyons will also serve as directors of the Bank. For 1999 and each succeeding year, 65% of the annual fee for the Bank's non-employee directors will be paid in shares of the Company's common stock issued pursuant to the RRP (with one-twelfth of the annual share amount vesting each month), and the remaining 35% will be paid in cash.

     The Bank has established a deferred compensation program for the benefit of certain of its non-employee directors. This program permits participating directors to defer a portion of their Board fees over a five-year period. Pursuant to agreements entered into with participating directors, upon the later of the first year after the end of the five-year period or the director reaching 65 years of age, the director (or in the event of death, his designated beneficiary) will receive an annual cash payment for a period of up to 10 years based upon the amount of fees deferred. In order to balance the expected payments under the deferred compensation plan, the Bank has purchased whole life insurance policies on the lives of the participating directors. While the Bank will make the annual payments to participating directors over the ten year period, the lump sum death benefits payable on the insurance policies should be sufficient to repay the Bank for the benefits paid to the participating directors with a modest return, provided actuarial assumptions regarding life expectancies are accurate. The participants in the deferred compensation program are Directors Baker, Barnett, Daly, Dunning, Fallows and Schmidt. Each of these directors has completed his five-year deferral period, except Director Daly, who is expected to complete his deferral period during fiscal 1999.

Executive Compensation

     The following table sets forth information concerning the compensation paid to John M. Lisicki, who became President and Chief Executive Officer of the Company and the Bank on November 16, 1998 upon consummation of the merger with AFSALA; Lauren T. Barnett, the Chairman of the Board of the Company who served as Interim President and Chief Executive Officer of the Company and the Bank from July 1, 1998 to November 15, 1998; and Robert J. Brittain, who retired as President and Chief Executive Officer of the Company and the Bank on June 30, 1998. No other officer earned a salary and bonus in excess of $100,000 in 1998.



                                               Summary Compensation Table
                                                                                      Long Term
                                                                                     Compensation
                                                Annual Compensation                     Awards
                                       -------------------------------------- -------------------------
                                                               Other Annual    Restricted                   All Other
                                          Salary      Bonus    Compensation       Stock       Options      Compensation
Name and Principal Position     Year        ($)        ($)        ($)(2)        Award ($)       (#)            ($)
------------------------------ ------- ------------- ------- ---------------- ------------- ------------ ---------------

John M. Lisicki, President      1998     $19,615(1)    ---         ---             ---          ---         $16,055(3)
and Chief Executive Officer     1997         ---       ---         ---             ---          ---             ---
                                1996         ---       ---         ---             ---          ---             ---

Lauren T. Barnett, former       1998     $50,000       ---         ---             ---          ---         $19,200(4)
Interim President and Chief     1997         ---       ---         ---             ---          ---             ---
Executive Officer               1996         ---       ---         ---             ---          ---             ---

Robert J. Brittain, former      1998    $ 85,507       ---         ---             ---          ---         $125,668(6)
President and Chief             1997     167,000       ---         ---         $372,776(5)    100,312         54,378
Executive Officer               1996     167,000       ---         ---             ---           ---          33,788

---------------


(1) Represents that portion of Mr. Lisicki's salary earned by him for his service as President and Chief Executive Officer during 1998, which began on November 16, 1998. Mr. Lisicki's base annual salary under his employment agreement is $170,000. For a description of Mr. Lisicki's employment agreement, see "Employment Agreement with John M. Lisicki" below.
(2) None of the persons listed received any additional benefits or perquisites which, in the aggregate, exceeded the lesser of 10% of the person's salary and bonus, or $50,000.
(3) Includes $9,807 for unused vacation time and the value at December 31, 1998 of the allocation to Mr. Lisicki's ESOP account for 1998 ($6,248).
(4)  Represents fees for service as a director.
(5) Represents the dollar value of the award, based on the $13.75 closing price per share of the common stock on May 23, 1997, the date of grant. The shares of restricted stock have a vesting schedule of four equal annual installments (with the first installment having vested on May 23, 1998). Holders of restricted stock granted under the RRP are entitled to receive any dividends paid by the Company on the common stock. At December 31, 1998, Mr. Brittain owned 20,333 shares of restricted common stock with a market value of $360,911 at such date (based on the $17.75 closing price per share of the common stock on December 31, 1998).
(6) Represents payment of $40,000 under the Agreement of Termination between Mr. Brittain and the Company and the Bank and payment of $85,668 under the Consulting Agreement between Mr. Brittain and the Company and the Bank. The Agreement of Termination and the Consulting Agreement are described below under "Agreements with Robert J. Brittain."



         The following table sets forth certain information concerning the aggregate number and value of the stock options held by Messrs. Lisicki, Barnett and Brittain at December 31, 1998. No stock appreciation rights have been granted by the Company to date.

                 Aggregate Options Exercised in Last Fiscal Year
                        and Fiscal Year End Option Values

                           Shares                      Number of Securities                 Value of Unexercised
                          Acquired                    Underlying Unexercised                In-the-Money Options
                             on           Value        Options at FY-End (#)                    FY-End ($)(1)
                          Exercise      Realized     -----------------------------        ------------------------------
        Name                 (#)           ($)       Exercisable     Unexercisable        Exercisable      Unexercisable
---------------------  -------------- ------------- ------------     -------------        -----------      -------------

John M. Lisicki               ---           ---         38,913                ---           $186,004                ---
Lauren T. Barnett             ---           ---          4,514             13,542             18,056          $  54,168
Robert J. Brittain            ---           ---         25,078             75,234            100,312            300,936



(1) Represents the aggregate market value of the stock options as of December 31, 1998, based on the difference between the market price per share of the common stock ($17.75, the closing price per share of the common stock as reported on the Nasdaq Stock Market on December 31, 1998), and the exercise price of the stock options ($12.97 per share for Mr. Lisicki; $13.75 for Messrs. Barnett and Brittain).

Defined Benefit Pension Plan

     The Bank sponsors a defined benefit pension plan for its employees (the "Pension Plan"). Full-time salaried employees are eligible to participate in the Pension Plan following the completion of one year of service (1,000 hours worked during a continuous 12-month period) and attainment of 21 years of age. A participant must complete five years of service before attaining a vested interest in his or her retirement benefits, after which the participant is 100% vested. The Pension Plan is funded solely through contributions made by the Bank.

     The benefit provided to a participant at normal retirement age (generally age 65) is based on the average of the participant's basic annual compensation during the 36 consecutive months of service within the last 120 completed months of a participant's service which yields the highest average compensation ("average annual compensation"). Compensation for this purpose is the participant's basic annual salary, including any contributions through a salary reduction arrangement pursuant to a cash or deferred plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, but exclusive of overtime, bonuses, severance pay, or any special payments or other deferred compensation arrangements. The annual benefit provided to a participant who retires at age 65 is equal to 2% of average annual compensation for each year of service without offset of the participant's anticipated Social Security benefits. An individual's annual benefit is limited to 70% of his or her annual average compensation.

     The annual benefit provided to participants (i) at early retirement age (generally age 60) with five years of service who elect to defer the payment of their benefits to normal retirement age, (ii) at early retirement age with ten years of service who elect to receive payment of their benefits prior to normal retirement age or (iii) who postpone annual benefits beyond normal retirement age, are calculated basically the same as the benefits for normal retirement age, with annual average compensation being multiplied by 2% for each year of such individual's actual years of service. A participant eligible for early retirement benefits who does not meet the requirements set forth above will have his or her benefits adjusted as further described in the Pension Plan.

     The Pension Plan also provides for disability and death benefits.

     The following table sets forth, as of December 31, 1998, estimated annual pension benefits for individuals at age 65 payable in the form of a life annuity under the most advantageous plan provisions for various levels of compensation and years of service. The figures in this table are based upon the assumption that the Pension Plan continues in its present form.


                               Pension Plan Table

                                 Years of Credited Service
                    ------------------------------------------------
     Remuneration      15         20        25        30        35
     -------------  -------    -------   -------   -------   -------

       $ 75,000     $22,500    $30,000   $37,500   $45,000   $52,500
        100,000      30,000     40,000    50,000    60,000    70,000
        125,000      37,500     50,000    62,500    75,000    87,500
        150,000      45,000     60,000    75,000    90,000   105,000
        175,000(1)   48,000     64,000    80,000    96,000   112,000

-----------

(1) 1998 annual earnings limited to $160,000 by Internal Revenue Service regulations.

     At December 31, 1998, Mr. Lisicki had no years of credited service under the Pension Plan. At the time of his retirement, Mr. Brittain had 22 years of credited service under the Pension Plan. Mr. Barnett, who was briefly employed by the Bank as Interim President and Chief Executive Officer from July 1, 1998 through November 15, 1998, is not eligible to participate in the Pension Plan.

Employment Agreement with John M. Lisicki

     The Bank entered into an employment agreement with Mr. Lisicki on November 16, 1998, the effective date of the merger with AFSALA. The agreement provides for a minimum annual base salary of $170,000, and for the payment of bonuses in the discretion of the Board of Directors of the Bank. Mr. Lisicki's employment agreement has a term of three years, which commenced on November 16, 1998. The term of the agreement will be extended for an additional year (in addition to the then-remaining term) on the first anniversary of the commencement date and on each anniversary thereafter, subject to approval of the Board of Directors of the Bank. The Agreement entitles Mr. Lisicki to participate in all employee benefit and retirement plans in which the Bank's executive officers participate.

     Under the employment agreement, if Mr. Lisicki's employment were "involuntarily terminated" by the Bank other than in connection with or within twelve months after a change in control of the Bank or the Company or for cause, then (i) the Bank would be required to pay to Mr. Lisicki during the remaining term of the agreement his salary at the rate in effect as of the date of termination and (ii) the Bank would be required to provide to Mr. Lisicki during the remaining term of the agreement substantially the same benefits as the Bank maintained for its executive officers immediately prior to the date of termination. The agreement provides that if Mr. Lisicki's employment were involuntarily terminated in connection with or within 12 months after a change in control, Mr. Lisicki would be entitled to receive from the Bank a lump sum payment in cash of an amount equal to 299% of Mr. Lisicki's "base amount" and, for the remaining term of the agreement, substantially the same health benefits as the Bank maintained for its executive officers immediately prior to the change in control. Under the agreement, "involuntary termination" means termination of Mr. Lisicki's employment without his express written consent, and also includes a material diminution of his current duties, responsibilities and benefits (including not being elected or re-elected to the Board of Directors of the Bank or the Company).

Supplemental Retirement Plan

     The Bank maintains a supplemental retirement plan ("SERP") for the benefit of Mr. Lisicki, which was adopted by Amsterdam Federal Bank in connection with the termination of Amsterdam Federal Bank's defined benefit retirement plan in fiscal 1994, and amended as of March 17, 1998. The purpose of the SERP is to furnish Mr. Lisicki with supplemental post-retirement benefits in addition to those which will be provided to him under the Bank's 401(k) Plan. (Amsterdam Federal Bank's 401(k) Plan, in which Mr. Lisicki currently participates, is expected to be merged into the Bank's 401(k) Plan during fiscal 1999. Mr. Lisicki will become a participant in the Bank's 401(k) plan upon the merger of the two plans.) It is intended that Mr. Lisicki's benefits under the SERP, when added to his benefits under the Bank's 401(k) Plan, will be approximately equal to the benefits Mr. Lisicki would have received under the terminated defined benefit retirement plan. Annually, a sum equal to 16.90% of Mr. Lisicki's annual salary is expensed and funded by the Bank to a reserve account ("Deferred Compensation Account") for the purpose of providing to him the target benefits under the SERP. Upon Mr. Lisicki's termination of employment with the Bank (other than for cause), the supplemental retirement benefits consisting of the then-current value of all amounts credited to Mr. Lisicki's Deferred Compensation Account will be payable to him. The SERP provides that the Bank may pay the benefits either as a single lump sum payment, by purchasing a straight life or joint and survivor annuity, or in monthly installments over five, ten or fifteen years. Upon receipt of benefits under the SERP, under current federal income tax laws, Mr. Lisicki will recognize ordinary income in the amount of the benefits he receives and the Bank will be entitled to a tax deduction for the amount of benefits paid as compensation expense at that time.

Agreements with Robert J. Brittain

     In order to facilitate the merger with AFSALA, Mr. Brittain retired as President and Chief Executive Officer of the Company and the Bank effective June 30, 1998. In connection with his retirement as President and Chief Executive Officer, Mr. Brittain executed termination and consulting agreements with the Company and the Bank whereby his employment agreement with the Bank (which was to expire on December 31, 1999) terminated effective June 30, 1998 and he is to serve as a consultant to the Company and the Bank through December 31, 2000.

     Under the termination agreement, in exchange for not becoming associated directly or indirectly with any competitor of the Company or the Bank until December 31, 2000, whether as a shareholder (other than as a holder of not more than 1% of the outstanding voting shares of a publicly traded company), partner, employee or consultant, Mr. Brittain received $40,000 in 1998 and is entitled to receive $40,000 for each remaining year this restriction is in effect (1999 and 2000), payable on a monthly basis.

     The consulting agreement calls for Mr. Brittain to provide such consulting services to the Company and the Bank as the Chairman of the Board or President and Chief Executive Officer of the Company and/or the Bank may reasonably request. Mr. Brittain's major responsibility is to assist the Chairman and the President, at their request, in evaluating strategic alternatives for current and future business needs of the Company and the Bank. For his services under the consulting agreement and in lieu of any payments otherwise due under his terminated employment agreement, Mr. Brittain is entitled to receive an annual fee of $171,175, payable in monthly or semi-monthly installments. The Company and the Bank must also pay for medical insurance coverage for Mr. Brittain and his wife on the same basis as is provided to senior executives through December 31, 1999 and must allow Mr. Brittain to pay for such coverage for himself and his wife, as a participant in the Company's or the Bank's medical insurance plans, for the period from January 1, 2000 through the date on which Mr. Brittain becomes eligible to receive Medicare benefits. Mr. Brittain is entitled to be reimbursed by the Company and the Bank for normal travel expenses, if any, incurred in connection with performing his services under the consulting agreement, and is entitled to be provided secretarial, telephone and other support services as well as other equipment which Mr. Brittain reasonably requests to assist him in the performance of his services under the consulting agreement.

     The consulting agreement also provides that Mr. Brittain shall be compensated for his service as a director or advisory director of the Company and/or the Bank at the rate of $1,150 per month of service from January 1, 1999 until at least May 23, 2001, and be nominated as necessary to enable him to remain a director or advisory director of the Company and/or the Bank until at least May 23, 2001. Mr. Brittain retired as a director of the Company and the Bank on November 23, 1998, at which time he was appointed as an advisory director of the Company to serve for a term expiring on November 30, 2001. So long as Mr. Brittain serves as an advisory director, he will continue to vest in his options to purchase Company common stock and restricted shares of Company common stock. As of December 31, 1998, Mr. Brittain held an option to purchase 100,312 shares of Company common stock at an exercise price of $13.75 per share; as of that date 25% of the option had vested (i.e., became exercisable), with the remaining 75% scheduled to vest in equal annual installments on May 23,

1999,  2000 and 2001,  respectively.  As of December 31,  1998,  6,778 of 27,111 restricted shares of Company common stock awarded to Mr. Brittain had vested; the remaining 20,333 unvested restricted shares are scheduled to vest in equal annual installments on May 23, 1999, 2000 and 2001, respectively. As a result of his retirement, Mr. Brittain forfeited his right to receive future allocations under the Company's Employee Stock Ownership Plan, including an allocation for 1998.

Compensation and Benefits Committee Report

     The Compensation and Benefits Committee (the "Committee") is responsible for the establishment, oversight and administration of executive compensation and executive and director incentive plans. The Committee is composed entirely of outside directors.

Executive Compensation Philosophy

     The executive compensation program is designed to achieve two principal objectives. First, the program is intended to be fully competitive so as to attract, motivate and retain talented executives. Secondly, the program is intended to align executive compensation with the values and objectives, business strategy, management initiatives, and the business and financial performance of the Company. The Committee's philosophy is to pay competitive annual salaries to executive officers, coupled with incentives that will result in overall compensation for executive officers that will fluctuate depending upon, and be commensurate with, the Company's actual performance in relation to the financial goals established by the Committee and ratified by the Board of Directors at the beginning of each year. These incentives consist of annual cash incentive compensation and long-term stock compensation, consisting primarily of stock grants and stock options.

     The Committee assesses the competitiveness of its executives' compensation by referring, at least annually, to a survey which compares and examines a variety of compensation-related data furnished by a prominent international consulting firm for the financial industry. The Committee also periodically reviews the compensation policies of other similarly situated companies, as set forth in various industry publications, to determine whether the Company's compensation decisions are competitive within its industry. Based upon this information, the Committee believes that it has established a program to:

         o Support a performance-oriented environment that rewards performance not only with respect to the Company's goals but also the Company's performance as compared to that of others in the industry;

         o Attract and retain key executives critical to the long-term success of the Company and the Bank;

         o Integrate compensation programs with both the Company's annual and long-term strategic planning and measuring processes; and

         o Reward executives for long-term strategic management and the enhancement of stockholder value.

     In making compensation decisions the Committee also focuses on the individual contributions of executives of the Company and the Bank. The Committee uses its discretion to set executive compensation as, in its judgment, external, internal or individual circumstances dictate.

     Effective August 1, 1998 and simultaneous with the imposition of a freeze on directors' fees, the Board of Directors imposed a freeze on the salaries of the Chief Executive Officer and certain other executive officers (collectively, "executive managers") at then-current levels. The freeze will remain in effect until the Board of Directors determines that the Company has shown satisfactory improvement in its consolidated operating results.

Annual Salaries

     Salary ranges governing executives are established annually based upon competitive data and other information pertinent to the geographic area, especially in the banking field. Within the ranges, salaries vary based upon an individual's level of responsibility, impact on the business, work experience, performance, tenure and potential for advancement within the Company and the Bank. Annual salaries for newly-hired executives are determined at the time of hire, taking into account all of the foregoing except tenure. The chief executive officer and other executive officers generally receive salary increase consideration at 12-15 month intervals for purposes of business performance comparisons. Salary adjustments for the chief executive officer and other executives are subject to approval by the full Board, based upon the recommendations of the Committee. Until the freeze on salaries is lifted, however, annual salaries of executive managers will not increase.

Annual Incentives/Bonuses.

     As a result of expenses incurred in connection with the Company's acquisition of AFSALA, the Committee determined not to award cash bonuses to executive officers for 1998.

Long-Term Incentives

     The Company's Stock Option Plan and RRP, which were approved by stockholders in 1997, are the Company's long-term incentive plans for executive officers, directors and employees of the Company and the Bank. The objectives of the program are to align executive and stockholder long-term interests by creating a strong and direct link between executive pay and the Company's performance, and to enable such individuals to develop and maintain a significant, long-term stock ownership position in the Company's common stock. Awards are made at a level calculated to be competitive with the thrift industry.

     In 1993, Section 162(m) was added to the Internal Revenue Code, the effect of which was to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Because the current compensation of each of the Company's executive officers is well below the $1 million threshold, the Company has not yet considered its policy regarding this provision.

Submitted by the Compensation and Benefits Committee of the Company:

Carl A. Schmidt, Jr. (Chairman)
Paul W. Baker
Lauren T. Barnett
James J. Bettini
John J. Daly
Charles S. Pedersen
John A. Tesiero, Jr.
William A. Wilde, Jr.

Stockholder Return Performance Presentation

     The Company's initial public offering price for its common stock was $10.00 per share. The line graph below compares the cumulative total shareholder return on the Company's common stock to the cumulative total return of a broad index of the Nasdaq Stock Market and a savings and loan industry index for the period from December 27, 1995 (the date the Company became a public company) through December 31, 1998. The graph assumes the investment of $100.00 on December 27, 1995.


[GRAPHIC:  LINE GRAPH PLOTTED AS FOLLOWS:



                              12/27/95   12/31/95   12/31/96  12/31/97  12/31/98
                              --------   --------   --------  --------  --------

Ambanc Holding Co., Inc ...    $100.00   $101.09     $112.50   $188.65   $180.57
Selected Thrift Index......     100.00    100.00      130.51    219.43    192.36
Nasdaq Market Index........     100.00    100.00      124.27    152.00    214.39

Certain Transactions

     Litigation and Settlement Agreement with Director Seymour Holtzman. In May 1998, Director Seymour Holtzman and a group of related persons and entities filed lawsuits against the Company objecting to certain disclosures contained in the Company's proxy materials for its 1998 Annual Meeting of Stockholders, and alleging certain defamation claims. On August 11, 1998, the Company, together with AFSALA, entered into a settlement and standstill agreement with Mr. Holtzman and his group (the "Settlement Agreement"). Pursuant to the Settlement Agreement, Mr. Holtzman and his group agreed to dismiss the litigation against the Company with prejudice and to refrain from future litigation against the Company and AFSALA through January 1, 2000. Mr. Holtzman and his group also, as required by the Settlement Agreement, publicly stated that they fully supported the then-pending merger of the Company and AFSALA, and agreed to vote all shares of Company and AFSALA common stock they owned in favor of the merger.

     Pursuant to the Settlement Agreement, Mr. Holtzman and his group have agreed to vote at the Meeting all shares of common stock they control in accordance with the recommendation by the Company's Board of Directors on the election of directors and ratification of the appointment of auditors. Mr. Holtzman and his group have further agreed not to introduce any shareholder proposal at the Meeting or to support any proposal that is opposed by the Company's Board of Directors. In addition, Mr. Holtzman and his group agreed not to, in connection with the Meeting, solicit proxies against or otherwise oppose any management proposal or nominee for election as a director.

     In consideration for the covenants made by Mr. Holtzman and his group, the Company engaged an investment banking firm to seek ways to maximize shareholder value, including the sale of the Company. The Company agreed that if, as was the case, the Company did not enter into a merger or acquisition agreement with a third party by April 1, 1999, the Company's Board of Directors would appoint two persons selected by Mr. Holtzman and his group to serve three-year terms as directors of the Company. Pursuant to this provision, the Company appointed Mr. Holtzman and Allan R. Lyons to the Board on April 1, 1999. (Because the current terms of Messrs. Holtzman and Lyons will expire at the Meeting, each of them has been nominated for election at the Meeting to serve for a term expiring in 2002.) The Company and AFSALA also agreed to pay to Mr. Holtzman and his group $80,000 in cash representing reimbursement of a portion of their expenses, and to refrain from litigation against Mr. Holtzman and his group for any matters which occurred on or before the date of the Settlement Agreement.

     Lease Agreements. Director John A. Tesiero, Jr. is a principal owner of the Amsterdam Riverfront Center, which has leased two properties to the Bank. One property is used as an operations center, and the other is used as a branch office. Each lease agreement has a term of five years, expiring in 2003, with an option to renew after expiration for an additional five years. The lease payments by the Bank are equivalent to the market rate at the time the lease agreements were executed. The Bank is expected to pay in the aggregate approximately $125,000 in lease payments under both agreements over the terms of the leases.

     Loans. The Company has followed a policy of granting consumer loans and loans secured by the borrower's personal residence to officers, directors and employees. Loans to directors must be approved by a majority of the disinterested directors. Residential loans and any loan in excess of $100,000 to an executive officer must be approved by a majority of the Board of Directors. All loans to executive officers and directors are made in the ordinary course of business and on the same terms and conditions as those of comparable
transactions   prevailing  at  the  time,  in  accordance   with  the  Company's
underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

      PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed KPMG LLP to be the Company's independent auditors for the fiscal year ending December 31, 1999, subject to ratification of such appointment by the Company's stockholders at the Meeting. A representative of KPMG LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.


                              STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for its 2000 Annual Meeting of Stockholders, any stockholder proposal to take action at the 2000 Annual Meeting must be received at the main office of the Company, 11 Division Street, Amsterdam, New York 12010-4312, no later than January 1, 2000. Any proposal submitted will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and, as with any stockholder proposal (regardless of whether included in the Company's proxy materials), the Company's Certificate of Incorporation and Bylaws and Delaware law. Under the proxy rules, in the event that the Company receives notice of a stockholder proposal to take action at the 2000 Annual Meeting that is not submitted for inclusion in the Company's proxy materials, or is submitted for inclusion but is properly excluded from the Company's proxy materials, the persons named in the form of proxy sent by the Company to its stockholders intend to exercise their discretion to vote on the proposal in accordance with their best judgment if notice of the proposal is not received at the main office of the Company by the Deadline (as defined below). In addition to the provision of the proxy rules regarding discretionary voting authority described in the preceding sentence, the Company's Bylaws provide that if notice of a stockholder proposal to take action at the 2000 Annual Meeting is not received at the main office of the Company by the Deadline, the proposal will not be recognized as a matter proper for submission to the Company's stockholders and will not be eligible for presentation at the 2000 Annual Meeting. The "Deadline" means March 29, 2000; however, in the event the 2000 Annual Meeting is held before May 8, 2000 or after July 27, 2000, the "Deadline" means the close of business on the later of the 60th day prior to the date of the 2000 Annual Meeting or the tenth day following the day on which notice of the 2000 Annual Meeting is first mailed or public announcement of the date of the 2000 Annual Meeting is first made.


                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. Should any other matters properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

                                 REVOCABLE PROXY

                            Ambanc Holding Co., Inc.
                               Amsterdam, New York

                 Annual Meeting of Stockholders May 28, 1999

     The undersigned hereby appoints the members of the Board of Directors of Ambanc Holding Co., Inc. (the "Company") with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock, par value $.01 per share (the "Common Stock"), of Ambanc Holding Co., Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Best Western Hotel located at 10 Market Street, Amsterdam, New York, at the date and time set forth in the Notice of Annual Meeting and at any and all adjournments and postponements thereof, as instructed hereon.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


                        FOR all
                     nominees listed    WITHHOLD
                     at right (except  AUTHORITY to
                      as marked to      vote for all
                      the contrary    nominees listed
                         below)          at right                                                             FOR   AGAINST  ABSTAIN
I. Election of five       [  ]             [  ]      Nominees:              II. The ratification of the       [  ]    [  ]      [  ]
   directors for terms                                James J. Bettini, Sr.     appointment of KPMG LLP
   of three years                                     Seymour Holtzman          as independent auditors for
                                                      Allan R. Lyons            the Company for the fiscal
                                                      Charles E. Wright         year ending December 31,
                                                      William L. Petrosino      1999.


(Instructions: To withhold authority to vote for one or more but not all nominees, mark the "FOR" box, and write the name(s) of the nominee(s) for whom you wish to withhold your vote in the space provided below. To withhold authority to vote for all nominees, mark the 'WITHHOLD AUTHORITY" box.


     In their discretion, the proxies are authorized to vote on any other business may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote "For" the Election of All Nominees Listed at Left and "For" the Ratification of the Appointment of KPMG LLP.

     This proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company, on or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Company Common Stock, or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of this proxy. If this proxy is properly revoked as described above, then the power of the attorneys and proxies named herein shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of the Notice of the Annual Meeting, the related Proxy Statement and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.







___________________________   __________________________  Dated _________, 1999
 SIGNATURE OF STOCKHOLDER      SIGNATURE OF STOCKHOLDER

Note: Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.